SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2001

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776	75-0778259
(Commission File Number)	(IRS Employer Identification No.)
2728 N. Harwood, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 23, 2001.

Item 9. Regulation FD Disclosure.

        On October 23, 2001, Centex Corporation, a Nevada corporation (the “Corporation”), announced its second quarter net earnings for the quarter ended September 30, 2001. A copy of the Corporation’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By: /s/ Raymond G. Smerge Name: Raymond G. Smerge Title: Executive Vice President, Chief Legal Officer and Secretary

Date: October 23, 2001.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 23, 2001.